Cash Reserve Trust Yield Calculations:


1.       7 day yield at 8/31/95 annualized:

                  [7 days dividends ended 8/31/95 (divided by) 7 x 365]
                                 $1.00  (NAV)


                  (.0009754400 (divided by) 7 x 365)       = 5.09%
                           1.00


2.       Effective yield:
                                              365
                                             -----
                  [base period return + 1]     7        - 1 =

                                      365
                                     -----
                  (.0009754400 + 1)    7   - 1  =   5.22%